UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 3, 2014
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NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 3, 2014, Nuance Communications, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders cast their votes on the following four proposals as follows:

Proposal 1: To elect ten members of the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Paul Ricci	181,834,398	13,185,751	881,878	67,241,953
Robert Frankenberg	142,735,977	52,484,822	681,228	67,241,953
Patrick Hackett	164,099,095	31,073,473	729,459	67,241,953
Brett Icahn	191,308,231	4,183,252	410,544	67,241,953
William Janeway	174,612,682	20,700,834	588,511	67,241,953
Mark Laret	155,696,193	39,487,274	718,560	67,241,953
Katharine Martin	145,989,242	49,300,120	612,665	67,241,953
Mark Myers	163,568,767	31,701,169	632,091	67,241,953
Philip Quigley	184,410,235	10,807,556	684,236	67,241,953
David Schechter	193,915,527	1,509,202	477,298	67,241,953

Proposal 2: To approve an amendment to the Company’s 2000 Stock Plan to increase the shares available for issuance from 60,050,000 to 65,800,000 shares:

For	Against	Abstain	Broker Non-Votes
156,477,914	38,691,775	732,338	67,241,953

Proposal 3: To approve a non-binding advisory vote on executive officer compensation:

For	Against	Abstain	Broker Non-Votes
98,911,367	96,091,925	898,735	67,241,953

Proposal 4: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014:

For	Against	Abstain
258,770,266	3,043,734	1,329,980

For more information about the foregoing proposals, see the Company’s definitive proxy statement dated December 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: February 5, 2014	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer